EXHIBIT 32.1

MACKINAC FINANCIAL CORPORATION

CERTIFICATION PERSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C § 1350, and accompanies Amendment No. 1 to the annual report on Form 10-K for the year ended December 31, 2013, (the “Report”) of Mackinac Financial Corporation (the “Issuer”).

I, Paul D. Tobias, Chairman and Chief Executive Office of the Issuer, certify that to the best of my knowledge:

(1)         The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Issuer.

Date: July 10, 2014	/s/ Paul D. Tobias
Paul D. Tobias
Chairman and Chief Executive Officer
(chief executive officer)